99.2

Old National Bancorp
Third Quarter 2003 Conference Call
Comments of Mr. James A. Risinger - Chairman & Chief Executive Officer

Good morning, ladies and gentlemen, and thank you for joining us on Old National's third-quarter conference call.

With me are Mike Hinton, President and Chief Operating Officer; John Poelker, Chief Financial Officer; Tom Clayton, Chief Administrative Officer; and Daryl Moore, Chief Credit Officer. They are available to participate in the question-and-answer part of the call as usual, but our prepared remarks today will follow a different format. Instead of reviewing what affected recent performance in detail -- which you can read in our news release and the quarterly analysis posted on our Web site, www.oldnational.com -- this morning we want to focus on three key initiatives aimed at improving our financial performance. These efforts relate to improving credit quality, growth opportunities, and efficiency.

We'll start with a brief overview of the environment and why we have a great sense of urgency about these issues.

Third-quarter earnings declined sharply to $11.8 million, or $0.18 per share -- clearly an unacceptable performance -- primarily because we kept the reserve for loan losses at the same relatively high June 30 level even though non-performing loans decreased significantly in the last three months and there are some encouraging developments in an overall weak economy in our market.

  This year we stepped up our marketing initiatives aimed at capturing more consumer loan activity. Consumer lending has indeed improved in each of the last two quarters.
  Another bright spot in the third quarter was fee income, led by mortgage revenue. We should note, however, that the improvement was mostly due to the reversal of mortgage servicing rights impairment. With long-term rates starting to move up, we expect prepayments to slow.
  A third positive in the third quarter was the more stable net interest margin, which was within three basis points of the second-quarter level.
  And, fourth, insurance revenue continues to grow. We are benefiting from acquisitions in this important component of our fee revenue mix.

As much as we appreciate these positive developments, they aren't enough to get Old National back to the performance level that we know this organization can deliver. Over the last several months, therefore, management and the Board of Directors have focused on where we need to make some adjustments in our strategies.

Let me emphasize that we are refining, not changing, our strategic direction. The four pillars of our growth plan still are Community Banking, Metropolitan Banking, Mortgage Banking, and our Signature Group. Each has made significant progress since we identified them as growth engines. But we haven't translated that progress into meaningful growth in core earnings in the past year or so, especially with the continuing slow economy and credit quality issues. That reality is driving us to accelerate certain aspects of our growth strategy and address structural issues with a high sense of urgency.

  First, we must improve credit approval disciplines and continue to reduce the level of non-performing loans in our portfolio. We restructured commercial lending processes, particularly underwriting practices and credit analysis. We have not set a specific target for the level of non-performing loans, but we are absolutely committed to bringing it down as fast as possible.
  Second, we must accelerate our entry into larger metropolitan markets. We recently hired key bankers to lead our entry into St. Louis and Louisville, two markets that we previously identified as Metro strategy opportunities. We haven't set specific timetables or goals yet, but we are absolutely committed to having a meaningful presence in metro markets sooner rather than later.
  The third imperative is to improve operating efficiency in our core franchise -- which still accounts for roughly two-thirds of our business. The revenue outlook for our community banking markets and some of our more traditional businesses, such as our Trust operation, is significantly below historic levels. We already have the number one or two position in most of our markets, so there isn't a tremendous amount of growth potential even with an improving economy. Instead, our plan for our core franchise must focus on improving efficiency and optimizing profits. We are absolutely committed to bringing the efficiency ratio down significantly so that we more closely track peer performance.

As you can appreciate, there are no quick-fix solutions, and our success depends on a number of factors, not the least of which is a more cooperative economic environment. But there are other things we can do. We need to quickly and successfully enter new markets, and we must identify and execute revenue and expense improvement ideas in our traditional business operations -- without interfering with customer retention and service.

Management and the Board of Directors clearly recognize that our first responsibility is to enhance shareholder value. The Board will continue to closely monitor and assess the relative performance of the company as well as keep an eye on how well new initiatives support our commitment to building long-term shareholder value. We have every confidence that these programs will improve financial results at Old National.

Credit Quality Issues

The first priority I mentioned was to strengthen credit quality. We've already taken steps to achieve that by reducing non-performing loans and beefing up the reserve. Let me just point out that the economic trends, related issues, and our decisions on credit quality issues all were discussed with banking regulators and PricewaterhouseCoopers during the quarter, and we're all in agreement on this approach.

First we took steps to quickly bring down the level of non-performing loans. We sold $52 million of non-performing loans in the third quarter. The bulk sales produced $12.5 million in write-downs, which were included in charge-offs. Next we decided to keep the reserve at June 30 levels even though internal loss identification and management systems suggested that the bulk sale also reduced potential future losses from the total loan portfolio. Several factors played into our decision to maintain the reserve at that level.

  First was continuing uncertainty about the regional economy generally and in particular when and how well Indiana's manufacturing sector will recover. That segment traditionally has been one of our key markets.
  The second argument for maintaining a robust reserve has to do with loss expectations. We base our outlook for problem loans on historic experience and, as I just indicated, at least some of those expectations may be changing. In spite of such uncertainties, however, it is worth noting that the losses related to the third-quarter loan sales were consistent with our expectations.

Now let's turn to structural issues. Since addressing credit quality issues is our most pressing priority, we are changing a number of lending and credit administration processes.

Most significantly, we have realigned the credit sales and credit analysis functions in commercial lending. Local lending and customer relationship officers will still have primary responsibility for business development and loan approval, but we have instituted a system whereby credit analysts, independent of local bank management, will need to concur with individual lenders in commercial credit approvals. We believe this more formalized and balanced process will ensure absolute consistency in underwriting criteria across the organization and, just as importantly, will enable our local lending personnel to maintain a very high level of responsiveness to our customers' needs.

Other recently implemented process changes include more use of credit scoring models for small business lending, more formalized credit analysis systems, and enhanced technology support for lending operations.

In addition to taking steps to improve the quality of credit decisions, we continue to aggressively pursue actions to reduce the level of non-performing and substandard credits. Among these steps are:

  Loan and covenant restructurings
  Working with customers to move problem credits out of the bank, and
  Continued assessment of opportunities to sell additional non-performing loans.

In the final analysis, our success in reducing the current credit quality drag on earnings depends in large part on an improving business environment. Even so, longer-term earnings growth for Old National requires us to address fundamental revenue and expense structure issues. In that regard, we are analyzing two significant restraints to growth -- limited potential in existing markets and geographic concentration.

Metro Market Strategy

If you have followed Old National for a while, you know the pride we take in what we have called our "Fortress Franchise" here in the Midwest. We earned that definition by gaining leading market share positions in counties representing 90 percent of our deposits.

Along with leadership comes the benefit of marketing and pricing influence in the local markets. But the situation also has a built-in limitation in respect to future earnings. That and the fact that the markets themselves offer minimal growth opportunities mean that we face an uphill battle to generate respectable earnings growth from many of these locations.

That brings us back to the Metro strategy and its focus on larger, faster-growing markets. Our success in Indianapolis convinced us that we can and should broaden this growth strategy.

Among the steps that we have taken are the following:

  First, we are expanding our markets of interest beyond the four that we have discussed previously -- namely Indianapolis, Louisville, St. Louis, and Nashville. The list of potential cities now includes larger markets in a 250-mile radius of Evansville, such as Columbus, Ohio; Lexington, Kentucky; and similar markets in our region.
  Second, we are more aggressively expanding our presence in the Metro markets that we identified initially. We opened three branches in Indianapolis and plan to open three more within the next six months. We recently hired senior bankers in St. Louis and Louisville to lead our expansion in those markets.
  Third, we are looking more aggressively at acquisition opportunities. I can assure you that we will take a hard look at any deals that may present themselves, and we will continue to be cautious in valuing and structuring transactions. We particularly recognize the importance of improving near-term earnings. We also are sensitive to issues of dilution and management requirements in assessing opportunities, as well as to our current credit quality situation. Still, we must consider opportunities to establish a meaningful base from which to grow in these kinds of attractive markets, and though we will be deliberate and thorough, you can expect us to become a bit more aggressive in seeking these kinds of transactions.

The bottom line of refining the Metro strategy is that we need to generate higher levels of revenue and profit growth than appear to be available in our current markets. But there is an important role for existing markets in our overall strategy. Besides improving our operating efficiency, we will look for revenue opportunities, especially with the Signature Group.

Speaking of that line of business, we are encouraged by its significant growth since we restructured how we manage financial services a few years ago. That combined with the acquisitions of FEG in asset management and our significant insurance agency acquisitions have added very nicely to our product offerings and -- more importantly -- our profitability. We expect to continue to look for further opportunities to supplement these businesses with new markets as well as new products and capabilities.

Operations Review

That brings us to the last major topic for this morning -- an extensive effort to improve operating efficiency and ensure that our expense levels are properly aligned with revenue.

Our efficiency ratio has deteriorated in the last year or so as net interest revenue fell and expenses increased. Although a significant portion of the expense growth reflected the impact of acquisitions and other important initiatives, there is little doubt that we must take a hard look at how we operate across all businesses and geographies.

This is especially critical in the operations that have limited near-term growth opportunities. We need to ensure their continued profitability and -- more importantly -- be able to look to them for earnings growth. We have made progress in streamlining our banking operations through charter consolidations and the like, but we must continue our efforts.

In addition, we feel that a comprehensive review of our overall administration and support functions is warranted at this time. Old National has gone through significant changes over the last five years. We need to make sure that our administrative and operations support functions are properly aligned and structured to serve our changing business model. To further that effort, we have engaged EHS, a national consulting firm with a great reputation for helping a banking organization achieve significant short and long-term results.

Wrap-up

We appreciate the opportunity to share these thoughts with you today. A news release summarizing these points was issued this morning along with the filing of a Form 8-K that includes my prepared remarks.

As I mentioned at the beginning of my comments, we are very aware of the challenges before us and how sensitive our success is to a number of factors -- both external and internal. We are firmly committed to these efforts addressing credit quality, the growth potential of our markets, and the effectiveness of our operations. I can assure you of our dedication to the task and the Board's involvement and support of our efforts.